UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 18, 2019

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 18, 2019, RealNetworks Digital Music of California, Inc. (“RN Sub”), a California corporation and a wholly owned subsidiary of RealNetworks, Inc. (“RealNetworks” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Rhapsody Applebee, LLC, a Delaware limited liability company (“Seller”) whereby RN Sub acquired all of Seller's equity and debt interests in Rhapsody International, Inc., a Delaware corporation doing business as Napster (“Napster”). (The acquisition of the equity and debt interests is referred to below as the “Acquisition.”)
Immediately prior to the Acquisition, each of RealNetworks (indirectly through RN Sub) and Seller held approximately 42% of the outstanding stock of Napster, and RealNetworks accounted for the investment using the equity method of accounting. In addition, immediately prior to the Acquisition, each of RealNetworks and Seller held a $5 million secured note receivable from Napster, with each note being subordinate to Napster's senior debt, accruing interest at an annual rate of 10%, and having a preference under certain circumstances equal to three times the principal amount.
Effective January 18, 2019, as a result of the Acquisition, RealNetworks, through RN Sub, owns an aggregate of approximately 84% of the outstanding stock of Napster and has the right to nominate directors constituting a majority of the Napster board of directors. Accordingly, although Napster will continue to operate as an independent company, RealNetworks has acquired control over Napster’s business: a proprietary platform that provides global access to copyrighted and public-domain music, playlists, reviews, and radio stations via the internet and wireless device apps. Napster generates revenue primarily through subscriptions to its music services, either directly to consumers or through distribution partners such as mobile carriers.
Pursuant to the Purchase Agreement, in exchange for Seller's 42% equity stake in Napster plus Seller's $5 million note receivable from Napster, RN Sub committed to pay $1.0 million no later than 90 days following the reinstatement of normal operations at the Office of Foreign Assets Control, a portion of which is to be paid to third parties for professional services rendered to Seller. During the five years following the Acquisition, RealNetworks will pay the lesser of (a) an additional $14.0 million to Seller, (paid ratably over such five-year period), or (b) if RealNetworks sells the stake to a third party for less than $15.0 million, the actual amount received by RealNetworks, minus the $1.0 million initial payment. Moreover, in the event that RealNetworks sells such equity stake for consideration in excess of $15.0 million, then RealNetworks will pay Seller additional consideration, which shall in no event exceed an additional $25.0 million. In order for Seller to receive the full $40.0 million, the proceeds received by RealNetworks for the 42% equity interest acquired would have to exceed $60.0 million.
As a majority-owned subsidiary controlled by RealNetworks, it is expected that Napster's financial results will be consolidated into the Company's financial statements for fiscal periods following the closing of the Acquisition. As disclosed in Note 4 of the Company's financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018 (the "RealNetworks 2017 10-K"), as of December 31, 2017 Napster had current assets of $43.0 million and current liabilities of $119.8 million. Napster's current liabilities include accrued but unbilled music royalties related to past services, the ultimate payment of which is uncertain and which are similar in nature to historical accruals of RealNetworks described in the RealNetworks 2017 10-K in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Estimating Music Publishing Rights and Royalty Accruals." Napster's current liabilities as of December 31, 2017 also include approximately $11.1 million related to the notes payable to RealNetworks and Seller described above, which will be payable exclusively to RealNetworks following the Acquisition and which will be eliminated in consolidation, and approximately $19.6 million outstanding on Napster's senior debt facilities. These December 31, 2017 liabilities are representative of the more current balances, which will be incorporated into RealNetworks' balance sheet for periods following the closing of the Acquisition. The Company will publicly report Napster's more recent financial information, including its material current liabilities, pursuant to Item 9.01 of this Current Report on Form 8-K on the timeline noted under such item below. In addition, beginning with the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2019, RealNetworks' financial results will be reported on a consolidated basis including Napster's financial results for the respective period.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 22, 2019, RealNetworks issued a press release announcing the acquisition of Seller's interest in Napster. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired. The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date the Current Report on Form 8-K reporting the events described in Item 2.01 is required to be filed.
(b) Pro Forma Financial Information. The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date the Current Report on Form 8-K reporting the events described in Item 2.01 is required to be filed.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. issued January 22, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: January 22, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. issued January 22, 2019.